                                  EXHIBIT A

                                      to

                       AIRCRAFT GENERAL TERMS AGREEMENT

                                   AGTA-HWI

                                   between

                              THE BOEING COMPANY

                                     and

                           Hawaiian Airlines, Inc.



                BUYER FURNISHED equipment provisions document

                BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT


1.    General.

      Certain equipment to be installed in the Aircraft is furnished to Boeing by Customer at Customer's expense. This equipment is designated "Buyer Furnished Equipment" (BFE) and is listed in the Detail Specification. Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in sequence installation of BFE as described in the applicable Supplemental Exhibit to this Exhibit A in a purchase agreement at the time of aircraft purchase.

2.    Supplier Selection.

      Customer will:

      2.1 Select and notify Boeing of the suppliers of BFE items by those dates appearing in Supplemental Exhibit BFE1to the applicable purchase agreement at the time of aircraft purchase.

      2.2 Meet with Boeing and such selected BFE suppliers promptly after such selection to:

            2.2.1 complete BFE configuration design requirements for such BFE; and

            2.2.2 confirm technical data submittal requirements for BFE certification.

3.    Customer's Obligations.

      Customer will:

      3.1 comply with and cause the supplier to comply with the provisions of the BFE Document or BFE Report;

            3.1.1 deliver technical data (in English) to Boeing as required to support installation and FAA certification in accordance with the schedule provided by Boeing or as mutually agreed upon during the BFE meeting referenced in Article 2.2 above;

            3.1.2 deliver BFE including production and/or flight training spares and BFE Aircraft Software to Boeing in accordance with the quantities and schedule provided therein or as mutually agreed during the BFE meeting referenced in Article
2.2 above; and

            3.1.3 assure that all BFE Aircraft Software is delivered in compliance with Boeing's then-current Standards for Loadable Systems;

            3.1.4 assure that all BFE parts are delivered to Boeing with appropriate quality assurance documentation;

      3.2 authorize Boeing to discuss all details of the BFE directly with the BFE suppliers________________________________;

      3.3 authorize Boeing to conduct or delegate to the supplier quality source inspection and supplier hardware acceptance of BFE at the supplier location;

            3.3.1 require supplier's contractual compliance to Boeing defined quality assurance requirements, source inspection programs and supplier delegation programs, including availability of adequate facilities for Boeing resident personnel; and

            3.3.2 assure that all BFE supplier's quality systems are approved to Boeing's then current standards for such systems ;

      3.4 obtain from supplier a non-exclusive, perpetual, royalty-free, irrevocable license for Boeing to copy BFE Aircraft Software. The license is needed to enable Boeing to load the software copies in (i) the aircraft's mass storage device (MSD), (ii) media (e.g., diskettes, CD-ROMs, etc.), (iii) the BFE hardware and/or (iv) an intermediate device or other media to facilitate copying of the BFE Aircraft Software into the aircraft's MSD, BFE hardware and/or media, including media as Boeing may deliver to Customer with the aircraft;

      3.5 grant Boeing a license, extending the same rights set forth in paragraph 3.4 above, to copy: a) BFE Aircraft Software and data Customer has modified and/or b) other software and data Customer has added to the BFE Aircraft Software;

      3.6 provide necessary field service representation, ______________________, at Boeing's facilities to support Boeing on all issues related to the installation and certification of BFE;

      3.7 deal directly with all BFE suppliers to obtain overhaul data, provisioning data, related product support documentation and any warranty provisions applicable to the BFE;

      3.8 work closely with Boeing and the BFE suppliers to resolve any difficulties, including defective equipment, that arise;

      3.9 be responsible for modifying, adjusting and/or calibrating BFE as required for FAA approval and for all reasonable related expenses;

      3.10 assure that a proprietary information agreement is in place between Boeing and BFE suppliers prior to Boeing providing any documentation to such suppliers;

      3.11 warrant that the BFE will comply with all applicable FARs and the U.S. Food and Drug Administration (FDA) sanitation requirements for installation and use in the Aircraft at the time of delivery. Customer will be responsible for supplying any data and adjusting, calibrating, re-testing or updating such BFE and data to the extent necessary to obtain applicable FAA and FDA approval and shall bear the resulting expenses;

      3.12 warrant that the BFE will meet the requirements of the Detail Specification; and

      3.13 be responsible for providing equipment which is FAA certifiable at time of Aircraft delivery, or for obtaining waivers from the applicable regulatory agency for non-FAA certifiable equipment.

4.    Boeing's Obligations.

      Other than as set forth below, Boeing will provide for the installation of and install the BFE and obtain certification of the Aircraft with the BFE installed.

5.    Nonperformance by Customer.

      If Customer's nonperformance of obligations in this Exhibit or in the BFE Document causes a delay in the delivery of the Aircraft or causes Boeing to perform out-of-sequence or additional work, Customer will reimburse Boeing for all resulting reasonable expenses and be deemed to have agreed to any such delay in Aircraft delivery. In addition Boeing will have the right to:

      5.1 provide and install specified equipment or suitable alternate equipment subject to agreement from Customer, and increase the price of the Aircraft accordingly; and/or

     5.2 deliver the Aircraft to Customer without the BFE installed.

6.    Return of Equipment.

      BFE not installed in the Aircraft will be returned to Customer in accordance with Customer's instructions and at Customer's expense______________.

7. Title and Risk of Loss.

      7.1 With respect to Aircraft manufactured in the State of Washington, title to and risk of loss of BFE provided for such Aircraft will at all times remain with Customer or other owner. Boeing will have only such liability for BFE as a bailee for mutual benefit would have, but will not be liable for loss of use.

      7.2 With respect to Aircraft manufactured in the State of California, Customer agrees to sell and Boeing agrees to purchase each item of BFE concurrently with its delivery to Boeing. A reasonable shipset price for the BFE shall be established with Customer. Customer and Boeing agree that the Aircraft Price will be increased by the amount of said shipset price and such amount will be included on Boeing's invoice at time of Aircraft delivery. Boeing's payment for the purchase of each shipset of BFE from Customer will be made at the time of delivery of the Aircraft in which the BFE is installed.

8.    Interchange of BFE

      To properly maintain Boeing's production flow and to preserve Boeing's delivery commitments, Boeing reserves the right, if necessary, due to equipment shortages or failures, to interchange new items of BFE acquired from or for Customer with new items of the same part numbers acquired from or for other customers of Boeing. Used BFE acquired from Customer or from other customers of Boeing will not be interchanged.

9.    Indemnification of Boeing.

      Customer hereby indemnifies and holds harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including any Aircraft, arising out of or in any way connected with any nonconformance or defect in any BFE and whether or not arising in tort or occasioned by the negligence of Boeing. This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the BFE.

10.   Patent Indemnity.

      Customer hereby indemnifies and holds harmless Boeing from and against all claims, suits, actions, liabilities, damages and costs arising out of any actual or alleged infringement of any patent or other intellectual property rights by BFE or arising out of the installation, sale or use of BFE by Boeing.

        _______________________________________.

            (i) ________________________________________________________.

            (ii) ________________________________________________________.

11.   Definitions.

      For the purposes of the above indemnities, the term "Boeing" includes The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their directors, officers, employees and agents.

                                  EXHIBIT B

                                      to

                       AIRCRAFT GENERAL TERMS AGREEMENT

                                   AGTA-HWI

                                   between

                              THE BOEING COMPANY

                                     and

                           Hawaiian Airlines, Inc.


                          CUSTOMER SUPPORT DOCUMENT



                           This document contains:

         Part 1: Maintenance and Flight Training Programs; Operations Engineering Support

         Part 2:  Field Services and Engineering Support
                  Services

         Part 3:  Technical Information and Materials

         Part 4:  Alleviation or Cessation of Performance

         Part 5:  Protection of Proprietary Information and
                  Proprietary Materials

                               B

                          CUSTOMER SUPPORT DOCUMENT

                PART 1: BOEING MAINTENANCE AND FLIGHT TRAINING
                   PROGRAMS; OPERATIONS ENGINEERING SUPPORT


1.    Boeing Training Programs.

      1.1 Boeing will provide maintenance training and flight training programs to support the introduction of a specific model of aircraft into service. The training programs will consist of general and specialized courses and will be described in a Supplemental Exhibit to the applicable purchase agreement.
__________________________________.

      1.2 Boeing will conduct all training at Boeing's primary training facility for the model of aircraft purchased unless otherwise mutually agreed.

      1.3 All training will be presented in the English language. If translation is required, Customer will provide interpreters.

      1.4 Customer will be responsible for all expenses of Customer's personnel. Boeing will transport Customer's personnel between their local lodging and Boeing's training facility.

2.    Training Planning Conferences.

      Customer and Boeing will conduct planning conferences at a mutually agreed time, approximately 12 months before the scheduled delivery month of the first aircraft of a model to define and schedule the maintenance and flight training programs.

3.    Operations Engineering Support.

      3.1 As long as an aircraft purchased by Customer from Boeing is operated by Customer in scheduled revenue service, Boeing will provide operations engineering support. Such support will include:

            3.1.1 assistance with the analysis and preparation of performance data to be used in establishing operating practices and policies for Customer's operation of aircraft;

            3.1.2 assistance with interpretation of the minimum equipment list, the definition of the configuration deviation list and the analysis of individual aircraft performance;

            3.1.3 assistance with solving operational problems associated with delivery and route-proving flights;

            3.1.4 information regarding significant service items relating to aircraft performance or flight operations; and

            3.1.5 if requested by Customer, Boeing will provide operations engineering support during an aircraft ferry flight.

4.    Training at a Facility Other Than Boeing's.

      If requested by Customer, Boeing will conduct the classroom portions of the maintenance and flight training (except for the Performance Engineer training courses) at a mutually acceptable alternate training site, subject to the following conditions:

      4.1 Customer will provide acceptable classroom space, simulators (as necessary for flight training) and training equipment as reasonably required by Boeing to present the courses;

      4.2 Customer will pay Boeing's then-current per diem charge for each Boeing instructor for each day, or fraction thereof, that the instructor is away from their home location , including travel time;

      4.3 Customer will reimburse Boeing for the actual costs of round-trip transportation, coach class (unless otherwise agreed by Customer), for Boeing's instructors and the shipping costs of training Materials between the primary training facility and the alternate training site;

      4.4 Customer will be responsible for all taxes, fees, duties, licenses, permits and similar expenses incurred by Boeing and its employees as a result of Boeing's providing training at the alternate site or incurred as a result of Boeing providing revenue service training; and

      4.5 Those portions of training that require the use of training devices not available at the alternate site will be conducted at Boeing's facility or at some other alternate site.

5.    General Terms and Conditions.

      5.1 Boeing flight instructor personnel will not be required to work more than 5 days per week, or more than 8 hours in any one 24-hour period, of which not more than 5 hours per 8-hour workday will be spent in actual flying. These foregoing restrictions will not apply to ferry assistance or revenue service training services, which will be governed by FAA rules and regulations.

      5.2 Normal Line Maintenance is defined as line maintenance that Boeing might reasonably be expected to furnish for flight crew training at Boeing's facility, and will include ground support and aircraft storage in the open, but will not include provision of spare parts. Boeing will provide Normal Line Maintenance services for any aircraft while the aircraft is used for flight crew training at Boeing's facility in accordance with the Boeing Maintenance Plan (Boeing document D6-82076) and the Repair Station Operation and Inspection Manual (Boeing document D6-25470). Customer will provide such services if flight crew training is conducted elsewhere. Regardless of the location of such training, Customer will be responsible for providing all maintenance items (other than those included in Normal Line Maintenance) required during the training, including, but not limited to, fuel, oil, landing fees and spare parts.

      5.3 If the training is based at Boeing's facility, and the aircraft is damaged during such training, Boeing will make all necessary repairs to the aircraft as promptly as possible. Customer will pay Boeing's reasonable charge, including the price of parts and materials, for making the repairs. If Boeing's estimated labor charge for the repair exceeds $25,000, Boeing and Customer will enter into an agreement for additional services before beginning the repair work.

      5.4 If the flight training is based at Boeing's facility, several airports in surrounding states may be used, at Boeing's option. Unless otherwise agreed in the flight training planning conference, it will be Customer's responsibility to make arrangements for the use of such airports.

      5.5 If Boeing agrees to make arrangements on behalf of Customer for the use of airports for flight training, Boeing will pay on Customer's behalf any landing fees charged by any airport used in conjunction with the flight training. At least 30 days before flight training, Customer will provide Boeing an open purchase order against which Boeing will invoice Customer for any landing fees Boeing paid on Customer's behalf. The invoice will be submitted to Customer approximately 60 days after flight training is completed, when all landing fee charges have been received and verified. Customer will pay the amount of such invoice to Boeing within 30 days of the date of the invoice.

      5.6 If requested by Boeing, and agreed by Customer, in order to provide the flight training or ferry flight assistance, Customer will make available to Boeing an aircraft after delivery to familiarize Boeing instructor or ferry flight crew personnel with such aircraft. If flight of the aircraft is required for any Boeing instructor or ferry flight crew member to maintain an FAA license for flight proficiency or landing currency, Boeing will be responsible for the costs of fuel, oil, landing fees and spare parts attributable to that portion of the flight.

      5.7 If any part of the training described in paragraph 1.1 of this Exhibit is not used by Customer within 12 months after the delivery of the last aircraft under the relevant purchase agreement, Boeing will not be obligated to provide such training.

                          CUSTOMER SUPPORT DOCUMENT

                PART 2: FIELD AND ENGINEERING SUPPORT SERVICES

1.    Field Service Representation.

      Boeing will furnish field service representation to advise Customer with respect to the maintenance and operation of an aircraft (Field Service Representatives).

      1.1 Field Service representation will be available at Customer's main maintenance or engineering facility beginning no later than one week before the scheduled delivery month of the first aircraft and ending 12 months after delivery of the last aircraft covered by a specific purchase agreement.

      1.2 Customer will provide, at no charge to Boeing, suitable furnished office space and office equipment at the location where Boeing is providing Field Service Representatives. As reasonably required, Customer will assist each Field Service Representative with visas, work permits, customs, mail handling, identification passes and formal introduction to local airport authorities.

      1.3 Boeing Field Service Representatives are assigned to various airports around the world. Whenever Customer's aircraft are operating through any such airport, the services of Boeing's Field Service Representatives are available to Customer.

2.    Engineering Support Services.

      Boeing will, if requested by Customer, provide technical advisory assistance __________________________________ for any aircraft and Boeing
Product (as defined in Part I of Exhibit C). _____________________________________________________. Engineering Support
Services, provided from the Seattle area or at a base designated by Customer as appropriate, will include:

      2.1 Operational Problem Support. If Customer experiences operational problems with an aircraft, Boeing will analyze the information provided by Customer to determine the probable nature and cause of the problem and to suggest possible solutions.

      2.2 Schedule Reliability Support. If Customer is not satisfied with the schedule reliability of a specific model of aircraft, Boeing will analyze information provided by Customer to determine the nature and cause of the problem and to suggest possible solutions.


                                      B2-1

      2.3 Maintenance Cost Reduction Support. If Customer is concerned that actual maintenance costs of a specific model of aircraft are excessive, Boeing will analyze information provided by Customer to determine the nature and cause of the problem and to suggest possible solutions.

      2.4 Aircraft Structural Repair Support. If Customer is designing structural repairs and desires Boeing's support, Boeing will analyze and comment on Customer's engineering releases relating to structural repairs not covered by Boeing's Structural Repair Manual.

      2.5 Aircraft Modification Support. If Customer is designing aircraft modifications and requests Boeing's support, Boeing will analyze and comment on Customer's engineering proposals for changes in, or replacement of, systems, parts, accessories or equipment manufactured to Boeing's detailed design. Boeing will not analyze or comment on any major structural change unless Customer's request for such analysis and comment includes complete detailed drawings, substantiating information (including any information required by applicable government agencies), all stress or other appropriate analyses, and a specific statement from Customer of the substance of the review and the response requested.

      2.6 Facilities, Ground Equipment and Maintenance Planning Support. Boeing will, at Customer's request, _____________________________, evaluate Customer's technical facilities, tools and equipment for servicing and maintaining aircraft, to recommend changes where necessary and to assist in the formulation of an initial maintenance plan for the introduction of the aircraft into service.

      2.7 Post-Delivery Service Support. Boeing will, at Customer's request, perform work on an aircraft after delivery but prior to the initial departure flight or upon the return of the aircraft to Boeing's facility prior to completion of that flight. In that event the following provisions will apply.

            2.7.1 Boeing may rely upon the commitment authority of the Customer's personnel requesting the work.

            2.7.2 As title and risk of loss has passed to Customer, the insurance provisions of Article 8.2 of the AGTA apply.

            2.7.3 The provisions of the Boeing Warranty in Part 2 of Exhibit C of this AGTA apply.

            2.7.4 Customer will pay Boeing for requested work not covered by the Boeing Warranty, if any.


                                      B2-2

            2.7.5 The DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 of Exhibit C of this AGTA apply.

      2.8 Additional Services. Boeing may, at Customer's request, provide additional services for an aircraft after delivery, which may include, but not be limited to, retrofit kit changes (kits and/or information), training, flight services, maintenance and repair of aircraft. Such additional services will be subject to a mutually acceptable price, schedule and scope of work. The DISCLAIMER AND RELEASE and the EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 of Exhibit C of this AGTA and the insurance provisions in Article 8.2 of this AGTA will apply to any such work. Title to and risk of loss of any such aircraft will always remain with Customer.


                                      B2-3

                          CUSTOMER SUPPORT DOCUMENT

                 PART 3: TECHNICAL INFORMATION AND MATERIALS

1.    General.

      Materials are defined as any and all items that are created by Boeing or a third party, which are provided directly or indirectly from Boeing and serve primarily to contain, convey or embody information. Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software. Aircraft Software is defined as software that is installed on and used in the operation of the aircraft.

      Boeing will furnish to Customer certain Materials to support the maintenance and operation of the aircraft at no additional charge to Customer, except as otherwise provided herein. Such Materials will, if applicable, be prepared generally in accordance with Air Transport Association of America (ATA) Specification No. 100, entitled "Specification for Manufacturers' Technical Data". Materials will be in English and in the units of measure used by Boeing to manufacture an aircraft.

      Digitally-produced Materials will, if applicable, be prepared generally in accordance with ATA Specification No. 2100, dated January 1994, "Digital Data Standards for Aircraft Support."

2.    Materials Planning Conferences.

      Customer and Boeing will conduct planning conferences approximately 12 months before the scheduled delivery month of the first aircraft of a model in order to mutually determine the proper format and quantity of Materials to be furnished to Customer in support of the aircraft.

      When available, Customer may select one Boeing digital format as the delivery medium. Should a Boeing digital format not be chosen, Customer may select ___________________________, a reasonable quantity of printed and 16mm microfilm formats, with the exception of the Illustrated Parts Catalog, which will be provided in one selected format only.

3.   Information and Materials - Incremental Increase.

      Until one year after the month of delivery of the last aircraft covered by a specific purchase agreement, Customer may annually request in writing a reasonable increase in the quantity of Materials with the exception of microfilm master copies, digital formats, and others for which a specified number of copies are provided. Boeing will provide the additional quantity at no additional charge beginning with the next normal revision cycle. Customer may request a decrease in revision quantities at any time.


                                      B3-1

4.    Advance Representative Copies.

      All advance representative copies of Materials will be selected by Boeing from available sources. Such advance copies will be for advance planning purposes only.

5.    Customized Materials.

      All customized Materials will reflect the configuration of each aircraft as delivered.

6.    Revisions.

      6.1 Revision Service. Boeing will provide revisions free of charge to certain Materials to be identified in the planning conference described in paragraph 2 above, conducted for a specific model of aircraft, reflecting changes developed by Boeing, as long as Customer operates an aircraft of that model.

      6.2 Revisions Based on Boeing Service Bulletin Incorporation. If Boeing receives written notice that Customer intends to incorporate, or has incorporated, any Boeing service bulletin in an aircraft, Boeing will at no charge issue revisions to Materials with revision service reflecting the effects of such incorporation into such aircraft.

7. Computer Software Documentation for Boeing Manufactured Airborne Components and Equipment.

      Boeing will provide to Customer a Computer Software Index containing a listing of (i) all programmed airborne avionics components and equipment manufactured by Boeing or a Boeing subsidiary, designed and developed in accordance with Radio Technical Commission for Aeronautics Document No. RTCA/DO-178 dated January 1982, No. RTCA/DO-178A dated March 1985, or later as available, and installed by Boeing in aircraft covered by the applicable purchase agreement and (ii) specific software documents (Software Documentation) available to Customer from Boeing for the listed components and equipment.

      Two copies of the Computer Software Index will be furnished to Customer with the first aircraft of a model. Revisions to the Computer Software Index applicable to such model of aircraft will be issued to Customer as revisions are developed by Boeing for so long as Customer operates the aircraft.


                                      B3-2

      Software Documentation will be provided to Customer upon written request. The charge to Customer for Software Documentation will be Boeing's price to reproduce the Software Documentation requested. Software Documentation will be prepared generally in accordance with ATA Specification No. 102 revised April 20, 1983, "Specification for Computer Software Manual" but Software Documentation will not include, and Boeing will not be obligated to provide, any code (including, but not limited to, original source code, assembled source code, or object code) on computer sensible media.

8.    Supplier Technical Data.

      8.1 For supplier-manufactured programmed airborne avionics components and equipment classified as Seller Furnished Equipment (SFE) or Seller Purchased Equipment (SPE) or Buyer Designated Equipment (BDE) which contain computer software designed and developed in accordance with Radio Technical Commission for Aeronautics Document No. RTCA/DO-178 dated January 1982, No. RTCA/DO-178A dated March 1985, or later as available, Boeing will request that each supplier of the components and equipment make software documentation available to Customer in a manner similar to that described in Article 7 above.

      8.2 The provisions of this Article will not be applicable to items of BFE.

      8.3 Boeing will furnish to Customer a document identifying the terms and conditions of the product support agreements between Boeing and its suppliers requiring the suppliers to fulfill Customer's requirements for information and services in support of the specific model of aircraft.

9.    Buyer Furnished Equipment Data.

      Boeing will incorporate BFE information into the customized Materials providing Customer makes the information available to Boeing at least nine months prior to the scheduled delivery month of Customer's first aircraft of a specific model. Customer agrees to furnish the information in Boeing standard digital format if Materials are to be delivered in Boeing standard digital format.

10.   Materials Shipping Charges.

      Boeing will pay the reasonable transportation costs of the Materials. Customer is responsible for any customs clearance charges, duties, and taxes.


                                      B3-3

11.   Customer's Shipping Address.

      The Materials furnished to Customer hereunder are to be sent to:

Hawaiian Airlines, Inc.
391 Aokea Street
Honolulu, Hawaii  96819
Attention: Vice President - Maintenance
Customer will promptly notify Boeing of any change to the address.


                                      B3-4

                          CUSTOMER SUPPORT DOCUMENT

               PART 4: ALLEVIATION OR CESSATION OF PERFORMANCE

Boeing will not be required to provide any Materials, services, training or other things at a facility designated by Customer if any of the following conditions exist:

      1. a labor stoppage or dispute in progress involving Customer;

      2. wars or warlike operations, riots or insurrections in the country where the facility is located;

      3. any condition at the facility which, in the reasonable opinion of Boeing, is detrimental to the general health, welfare or safety of its personnel or their families;

      4. the United States Government refuses permission to Boeing personnel or their families to enter into the country where the facility is located, or recommends that Boeing personnel or their families leave the country; or

      5. the United States Government refuses permission to Boeing to deliver Materials, services, training or other things to the country where the facility is located.

After the location of Boeing personnel at the facility, Boeing further reserves the right, upon the occurrence of any of such events, to immediately and without prior notice to Customer relocate its personnel and their families. In the event of an alleviation or cessation of performance under this Part 4, Boeing and Customer shall discuss alternatives that would allow for continuation of Boeing's support under this Exhibit B.


                                      B4-1

                          CUSTOMER SUPPORT DOCUMENT

                PART 5: PROTECTION OF PROPRIETARY INFORMATION
                          AND PROPRIETARY MATERIALS

1.    General.

      All Materials provided by Boeing to Customer and not covered by a Boeing CSGTA or other agreement between Boeing and Customer defining Customer's right to use and disclose the Materials and included information will be covered by, and subject to the terms of this AGTA. Title to all Materials containing, conveying or embodying confidential, proprietary or trade secret information (Proprietary Information) belonging to Boeing or a third party (Proprietary Materials), will at all times remain with Boeing or such third party. Customer will treat all Proprietary Materials and all Proprietary Information in confidence and use and disclose the same only as specifically authorized in this AGTA.

2.    License Grant.

      ____________________________, Boeing grants to Customer a worldwide, non-exclusive, non-transferable license to use and disclose Proprietary Materials in accordance with the terms and conditions of this AGTA. Customer is authorized to make copies of Materials (except for Materials bearing the copyright legend of a third party), and all copies of Proprietary Materials will belong to Boeing and be treated as Proprietary Materials under this AGTA. Customer will preserve all proprietary legends, and all copyright notices on all Materials and insure the inclusion of those legends and notices on all copies.

3. Use of Proprietary Materials and Proprietary Information.

      Customer is authorized to use Proprietary Materials and Proprietary Information for the purpose of: (a) operation, maintenance, repair, or modification of Customer's aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing and (b) development and manufacture of training devices and maintenance tools for use by Customer.

4. Providing of Proprietary Materials to Contractors.

      Customer is authorized to provide Proprietary Materials to Customer's contractors for the sole purpose of maintenance, repair, or modification of Customer's aircraft for which the Proprietary Materials have been specified by Boeing. In addition, Customer may provide Proprietary Materials to Customer's contractors for the sole purpose of developing and manufacturing training devices and maintenance tools for Customer's use. Before providing Proprietary Materials to its contractor, Customer will first obtain a written agreement from the contractor by which the contractor agrees (a) to use the Proprietary Materials only on behalf of Customer, (b) to be bound by all of the restrictions and limitations of this Part 5, and (c) that Boeing is a third party beneficiary under the written agreement. Customer agrees to provide copies of all such written agreements to Boeing upon request and be liable to Boeing for any breach of those agreements by a contractor. A sample agreement acceptable to Boeing is attached as Appendix VII.


                                      B5-1

5. Providing of Proprietary Materials and Proprietary Information to Regulatory Agencies.

      When and to the extent required by a government regulatory agency having jurisdiction over Customer or an aircraft, Customer is authorized to provide Proprietary Materials and to disclose Proprietary Information to the agency for use in connection with Customer's operation, maintenance, repair, or modification of such aircraft. Customer agrees to take all reasonable steps to prevent the agency from making any distribution, disclosure, or additional use of the Proprietary Materials and Proprietary Information provided or disclosed. Customer further agrees to notify Boeing immediately upon learning of any (a) distribution, disclosure, or additional use by the agency, (b) request to the agency for distribution, disclosure, or additional use, or (c) intention on the part of the agency to distribute, disclose, or make additional use of Proprietary Materials or Proprietary Information.


                                      B5-2

                                  EXHIBIT C

                                      to

                       AIRCRAFT GENERAL TERMS AGREEMENT

                                   AGTA-HWI

                                   between

                              THE BOEING COMPANY

                                     and

                           Hawaiian Airlines, Inc.



                          PRODUCT ASSURANCE DOCUMENT


                           This document contains:

            Part 1:     Exhibit C Definitions

            Part 2:     Boeing Warranty

            Part 3:     Boeing Service Life Policy

            Part 4:     Supplier Warranty Commitment

            Part 5:     Boeing Interface Commitment

            Part 6:     Boeing Indemnities against Patent and Copyright
                        Infringement


                                       C

                          PRODUCT ASSURANCE DOCUMENT

                        PART 1: EXHIBIT C DEFINITIONS

      Authorized Agent - Agent appointed by Customer to perform corrections and to administer warranties (see Appendix VI to the AGTA for a form acceptable to Boeing).

      Average Direct Hourly Labor Rate - the average hourly rate (excluding all fringe benefits, premium-time allowances, social charges, business taxes and the like) paid by Customer to its Direct Labor employees.

      Boeing Product - any system, accessory, equipment, part or Aircraft Software that is manufactured by Boeing or manufactured to Boeing's detailed design with Boeing's authorization.

      Correct - to repair, modify, provide modification kits or replace with a new product.

      Correction - a repair, a modification, a modification kit or replacement with a new product.

      Corrected Boeing Product - a Boeing Product which is free of defect as a result of a Correction.

      Direct Labor - Labor spent by Customer's direct labor employees to remove, disassemble, modify, repair, inspect and bench test a defective Boeing Product, and to reassemble, reinstall a Corrected Boeing Product and perform final inspection.

      Direct Materials - Items such as parts, gaskets, grease, sealant and adhesives, installed or consumed in performing a Correction, excluding allowances for administration, overhead, taxes, customs duties and the like.

      Source Control Drawing (SCD) - a Boeing document defining specifications for certain Supplier Products.

      Supplier - the manufacturer of a Supplier Product.

      Supplier Product - any system, accessory, equipment, part or Aircraft Software that is not manufactured to Boeing's detailed design. This includes but is not limited to parts manufactured to a SCD, all standards, and other parts obtained from non-Boeing sources.


                                      C1-1

                          PRODUCT ASSURANCE DOCUMENT

                           PART 2: BOEING WARRANTY

1.    Applicability.

      This warranty applies to all Boeing Products. Warranties applicable to Supplier Products are in Part 4. Warranties applicable to engines will be provided by Supplemental Exhibits to individual purchase agreements.

2.    Warranty.

      2.1 Coverage. Boeing warrants that at the time of delivery:

            (i) the aircraft will conform to the Detail Specification except for portions stated to be estimates, approximations or design objectives;

            (ii) all Boeing Products will be free from defects in material, process of manufacture and workmanship, including the workmanship utilized to install Supplier Products, engines and BFE, and;

            (iii) all Boeing Products will be free from defects in design, including selection of materials and the process of manufacture, in view of the state of the art at the time of design

      2.2 Exceptions. The following conditions do not constitute a defect under this warranty:

            (i)   conditions resulting from normal wear and tear;

            (ii) conditions resulting from Customer's misuse, abuse neglect or omissions; and

            (iii) conditions resulting from failure to properly service and maintain a Boeing Product .

3.    Warranty Periods.

      3.1 Warranty. The warranty period begins on the date of aircraft or Boeing Product delivery and ends: (i) after 48 months for Boeing aircraft models 777-200, -300 or 737-600, -700, -800, or new aircraft models designed and manufactured with similar, new technology; or, (ii) after 36 months for any other Boeing aircraft model.


                                      C2-1

      3.2 Warranty on Corrected Boeing Products. The warranty period applicable to a Corrected Boeing Product, including the workmanship to Correct and install, resulting from a defect in material or workmanship is the remainder of the initial warranty period for the defective Boeing Product it replaced. The warranty period for a Corrected Boeing Product resulting from a defect in design is 18 months or the remainder of the initial warranty period, whichever is longer. The 18 month period begins on the date of delivery of the Corrected Boeing Product or date of delivery of the kit or kits furnished to Correct the Boeing Product.

      3.3 Survival of Warranties. All warranty periods are stated above. The Performance Guarantees will not survive delivery of the aircraft.

4.    Remedies.

      4.1 Correction Options. Customer may, at its option, either perform a Correction of a defective Boeing Product or return the Boeing Product to Boeing for Correction.

      4.2 Warranty Labor Rate. If Customer or its Authorized Agent Corrects a defective Boeing Product, Boeing will reimburse Customer for Direct Labor Hours at Customer's established Warranty Labor Rate. Customer's established Warranty Labor Rate will be the greater of the standard labor rate or 150% of Customer's Average Direct Hourly Labor Rate. The standard labor rate paid by Boeing to its customers is established and published annually. Prior to or concurrently with submittal of Customer's first claim for Direct Labor reimbursement, Customer may notify Boeing of Customer's then-current Average Direct Hourly Labor Rate, and thereafter notify Boeing of any material change in such rate. Boeing will require information from Customer to substantiate such rates.

      4.3 Warranty Inspections. In addition to the remedies to Correct defects in Boeing Products, Boeing will reimburse Customer for the cost of Direct Labor to perform certain inspections of the aircraft to determine the occurrence of a condition Boeing has identified as a covered defect, provided:

            4.3.1 the inspections _______________________________________ are recommended by a service bulletin or service letter issued by Boeing during the warranty period; and

            4.3.2 such reimbursement will not apply to any inspections performed after a Correction is available to Customer.

      4.4 Credit Memorandum Reimbursement. Boeing will make all reimbursements by credit memoranda which may be applied toward the purchase of Boeing goods and services.


                                      C2-2

      4.5 Maximum Reimbursement. Unless previously agreed, the maximum reimbursement for Direct Labor and Direct Materials used to Correct a defective Boeing Product will not exceed 65% of Boeing's then-current sales price for a new replacement Boeing Product. If the estimate to correct a defective Boeing Product exceeds 65% of the replacement price of a new part, Boeing will either provide a credit to Customer at 65% of the replacement price of a new part or a new replacement part, at Customer's option.

5.    Discovery and Notice.

      5.1 For a claim to be valid:

            (i)   the defect must be  discovered  during the warranty  period;
                  and

            (ii) Boeing Warranty must receive written notice of the discovery no later than 90 days after expiration of the warranty period. The notice must include sufficient information to substantiate the claim.

      5.2 Receipt of Customer's or its Authorized Agent's notice of the discovery of a defect secures Customer's rights to remedies under this Exhibit C, even though a Correction is performed after the expiration of the warranty period.

      5.3 Once Customer has given valid notice of the discovery of a defect, a claim should be submitted as soon as practicable after performance of the Correction.

      5.4 Boeing may release service bulletins or service letters advising Customer of the availability of certain warranty remedies. When such advice is provided, Customer will be deemed to have fulfilled the requirements for discovery of the defect and submittal of notice under this Exhibit C as of the date specified in the service bulletin or service letter.

6.    Filing a Claim.

      6.1 Authority to File. Claims may be filed by Customer or its Authorized Agent. Appointment of an Authorized Agent will only be effective upon Boeing's receipt of the Authorized Agent's express written agreement, in a form satisfactory to Boeing, to be bound by and to comply with all applicable terms and conditions of this Aircraft General Terms Agreement.

      6.2   Claim Information.

            6.2.1 Claimant is responsible for providing sufficient information to substantiate Customer's rights to remedies under this Exhibit C. Boeing may reject a claim for lack of sufficient information. At a minimum, such information must include:


                                      C2-3

                  (i)    identity of claimant;

                  (ii) serial or block number of the aircraft on which the defective Boeing Product was delivered;

                  (iii) part number and nomenclature of the defective Boeing Product;

                  (iv) purchase order number and date of delivery of the defective spare part, as applicable

                  (v)    description and substantiation of the defect;

                  (vi)   date the defect was discovered;

                  (vii)  date the Correction was completed;

                  (viii) the total flight hours or cycles accrued;

                  (ix) an itemized account of direct labor hours expended in performing the Correction; and
                  (x) an itemized account of any direct materials incorporated in the Correction.

            6.2.2 Additional information may be required based on the nature of the defect and the remedies requested.

      6.3   Boeing Claim Processing.

            6.3.1 Any claim for a Boeing Product returned by Customer or its Authorized Agent to Boeing for Correction must accompany the Boeing Product. Any claim not associated with the return of a Boeing Product must be signed and submitted in writing directly by Customer or its Authorized Agent to Boeing Warranty.

            6.3.2 Boeing will promptly review the claim and will give diligent efforts to give notification of claim approval or rejection within 30 days of receipt of such claim. If the claim is rejected, Boeing will provide a written explanation and reasonable substantiation of such rejection.

7. Corrections Performed by Customer or Its Authorized Agent.

      7.1 Facilities Requirements. Provided Customer, its Authorized Agent or its third party contractor, as appropriate, are certified by the appropriate Civil Aviation Authority or Federal Aviation Authority, Customer or its Authorized Agent may, at its option, Correct defective Boeing Products at its facilities, or may subcontract Corrections to a third party contractor.


                                      C2-4

      7.2 Technical Requirements. All Corrections done by Customer, its Authorized Agent or a third party contractor must be performed in accordance with Boeing's applicable service manuals, bulletins or other written instructions, using parts and materials furnished or approved by Boeing.

      7.3   Reimbursement.

            7.3.1 Boeing will reimburse Customer's reasonable costs of Direct Materials and Direct Labor (excluding time expended for overhaul) at Customer's Warranty Labor Rate to Correct a defective Boeing Product. Claims for reimbursement must contain sufficient information to substantiate Direct Labor hours expended and Direct Materials consumed. Customer or its Authorized Agent may be required to produce invoices for materials.

            7.3.2 Reimbursement for Direct Labor hours to perform Corrections stated in a service bulletin will be based on the labor estimates in the service bulletin.

            7.3.3 Boeing will reimburse Customer's freight charges associated with a Correction of a defect on a Boeing Product performed by its Authorized Agent or a third party contractor.

      7.4   Disposition  of  Defective  Boeing  Products  Beyond  Economical
Repair.

            7.4.1 A defective Boeing Product found to be beyond economical repair (see Para. 4.5 Maximum Reimbursement) will be retained for a period of 60 days from the date Boeing receives Customer's claim. During the 60 day period, Boeing may request return of such Boeing Products for inspection and confirmation of a defect.

            7.4.2 After the 60 day period, a defective Boeing Product with a value of U.S. $2000 or less may be scrapped without notification to Boeing. If such Boeing Product has a value greater than U.S. $2000, Customer must obtain confirmation of unrepairability by Boeing's on-site Customer Services Representative prior to scrapping. Confirmation may be in the form of the Representative's signature on Customer's claim or through direct communication between the Representative and Boeing Warranty.

8.    Corrections Performed by Boeing.

      8.1 Freight Charges. Customer or its Authorized Agent will pay shipping charges to return a Boeing Product to Boeing. Boeing will reimburse Customer or its Authorized Agent for the charge for any item determined to be defective under this Aircraft General Terms Agreement. Boeing will pay shipping charges to return the Corrected Boeing Product.


                                      C2-5

      8.2 Customer Instructions. The documentation shipped with the returned defective Boeing Product may include specific technical instructions for additional work to be performed on the Boeing Product. The absence of such instructions will evidence Customer's authorization for Boeing to perform all necessary Corrections and work required to return the Boeing Product to a serviceable condition.

      8.3   Correction Time Objectives.

            8.3.1 Boeing's objective for making Corrections is 10 working days for avionics and electronic Boeing Products, 30 working days for Corrections of other Boeing Products performed at Boeing's facilities, and 40 working days for Corrections of other Boeing Products performed at a Boeing subcontractor's facilities. The objectives are measured from the date Boeing receives the defective Boeing Product and a valid claim to the date Boeing ships the Correction.

            8.3.2 If Customer has a critical parts shortage because Boeing has exceeded a Correction time objective and Customer has procured spare Boeing Products for the defective Boeing Product in quantities shown in Boeing's Recommended Spare Parts List (RSPL) or Spares Planning and Requirements Evaluation Model (M-SPARE), then Boeing will either expedite the Correction or provide an interchangeable Boeing Product on a no charge loan or lease basis until the Corrected Boeing Product is returned.

      8.4   Title Transfer and Risk of Loss.

            8.4.1 Title to and risk of loss of any Boeing Product returned to Boeing will at all times remain with Customer or any other title holder of such Boeing Product. While Boeing has possession of the returned Boeing Product, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

            8.4.2 If a Correction requires shipment of a new Boeing Product, then at the time Boeing ships the new Boeing Product, title to and risk of loss for the returned Boeing Product will pass to Boeing, and title to and risk of loss for the new Boeing Product will pass to Customer.

9.    Returning an Aircraft.

      9.1 Conditions. An aircraft may be returned to Boeing's facilities for Correction only if:

            (i)   Boeing and Customer agree a covered defect exists;

            (ii) Customer lacks access to adequate facilities, equipment or qualified personnel to perform the Correction; and


                                      C2-6

            (iii) it is not practical, in Boeing's estimation, to dispatch
                  Boeing personnel to perform the Correction at a remote site.

      9.2 Correction Costs. Boeing will perform the Correction at no charge to Customer. Subject to the conditions of Article 10.1, Boeing will reimburse Customer for the costs of fuel, oil and landing fees incurred in ferrying the aircraft to Boeing and back to Customer's facilities. Customer will minimize the length of both flights.

      9.3 Separate Agreement. Boeing and Customer will enter into a separate agreement covering return of the aircraft and performance of the Correction. Authorization by Customer for Boeing to perform additional work that is not part of the Correction must be received within 24 hours of Boeing's request. If such authorization is not received within 24 hours, Customer will be invoiced for work performed by Boeing that is not part of the Correction.

10.   Insurance.

      The provisions of Article 8.2 "Insurance", of this AGTA, will apply to any work performed by Boeing in accordance with Customer's specific technical instructions, to the extent any legal liability of Boeing is based upon the content of such instructions.

11. Disclaimer and Release; Exclusion of Liabilities.

      11.1 DISCLAIMER AND RELEASE. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND THE REMEDIES OF CUSTOMER IN THIS EXHIBIT C ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT, INCLUDING, BUT NOT LIMITED TO:

            (A)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

            (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

            (C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING; AND


                                      C2-7

            (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT.

      11.2 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING, OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT.

      11.3 Definitions. For the purpose of this Article, "BOEING" or "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees and agents.


                                      C2-8

                          PRODUCT ASSURANCE DOCUMENT

                      PART 3: BOEING SERVICE LIFE POLICY

1.    Definitions.

      SLP Component - any of the primary structural elements (excluding industry standard parts) of the landing gear, wing, fuselage, vertical or horizontal stabilizer listed in the applicable purchase agreement for a specific model of aircraft that is installed in the aircraft at time of delivery or is purchased from Boeing by Customer as a spare part. The detailed SLP Component listing will be in Supplemental Exhibit SLP1 to each Purchase Agreement.

2.    Service Life Policy.

      2.1 SLP Commitment. If a failure or defect is discovered in a SLP Component within the time periods specified in Article 2.2 below, Boeing will, at a price calculated pursuant to Article 3 below, Correct the SLP Component.

      2.2   SLP Policy Periods.

            2.2.1 The policy period for SLP Components initially installed on an aircraft is 12 years after the date of delivery of the aircraft.

            2.2.2 The policy period for SLP Components purchased from Boeing by Customer as spare parts is 12 years from delivery of such SLP Component or 12 years from the date of delivery of the last aircraft produced by Boeing of a specific model, whichever first expires.

3.    Price.

      The price that Customer will pay for the Correction of a defective or failed SLP Component will be calculated pursuant to the following formula:

            P =   CT
                  144

      where:

            P = price to Customer for the replacement part
            C = SLP Component sales price at time of Correction


                                      C3-1

            T = total age in months of the defective or failed SLP Component from the date of delivery to Customer to the date of discovery of such condition.

4.    Conditions.

      Boeing's obligations under this Policy are conditioned upon the following:

      4.1 Customer must notify Boeing in writing of the defect or failure within three months after it is discovered.

      4.2 Customer must provide reasonable evidence that the claimed defect or failure is covered by this Policy and if requested by Boeing, that such defect or failure was not the result of (i) a defect or failure in a component not covered by this Policy, (ii) an extrinsic force, (iii) an act or omission of Customer, or (iv) operation or maintenance contrary to applicable governmental regulations or Boeing's instructions.

      4.3 If return of a defective or failed SLP Component is practicable and requested by Boeing, Customer will return such SLP Component to Boeing at Boeing's expense.

      4.4 Customer's rights and remedies under this Policy are limited to the receipt of a Correction at prices calculated pursuant to Article 3 above.

5. Disclaimer and Release; Exclusion of Liabilities.

      This Part 3 and the rights and remedies of Customer and the obligations of Boeing are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 11 of Part 2 of this Exhibit C.


                                      C3-2

                          PRODUCT ASSURANCE DOCUMENT

                     PART 4: SUPPLIER WARRANTY COMMITMENT


1.    Supplier Warranties and Supplier Patent and Copyright Indemnities.

      Boeing will use diligent efforts to obtain warranties and indemnities against patent and copyright infringement enforceable by Customer from Suppliers of Supplier Products (except for BFE and engines) installed on the aircraft at the time of delivery that were selected and purchased by Boeing, but not manufactured to Boeing's detailed design. Boeing will furnish copies of the warranties and patent and copyright indemnities to Customer contained in Supplier Product Support and Product Assurance Agreements, _____________________________ prior to the scheduled delivery month of the first aircraft under the initial purchase agreement to the AGTA.

2. Boeing Assistance in Administration of Supplier Warranties.

      Customer will be responsible for submitting warranty claims directly to Suppliers; however, if Customer experiences problems enforcing any Supplier warranty obtained by Boeing for Customer, Boeing will promptly conduct an investigation of the problem and assist Customer in the resolution of those claims.

3. Boeing Support in Event of Supplier Default.

      3.1 If the Supplier defaults in the performance of a material obligation under its warranty, and Customer provides evidence to Boeing that a default has occurred, then Boeing will furnish the equivalent warranty terms as provided by the defaulting Supplier.

      3.2 At Boeing's request, Customer will assign to Boeing, and Boeing will be subrogated to, its rights against the Supplier provided by the Supplier warranty.


                                      C4-1

                          PRODUCT ASSURANCE DOCUMENT

                     PART 5: BOEING INTERFACE COMMITMENT


1.    Interface Problems.

      An Interface Problem is defined as a technical problem in the operation of an aircraft or its systems experienced by Customer, the cause of which is not readily identifiable by Customer but which Customer believes to be attributable to either the design characteristics of the aircraft or its systems or the workmanship used in the installation of Supplier Products. In the event Customer experiences an Interface Problem, Boeing will, in consultation with Customer and without additional charge to Customer, promptly conduct an investigation and analysis to determine the cause or causes of the Interface Problem. Boeing will promptly advise Customer at the conclusion of its investigation of Boeing's opinion as to the causes of the Interface Problem and Boeing's recommendation as to corrective action.

2.    Boeing Responsibility.

      If Boeing determines that the Interface Problem is primarily attributable to the design or installation of any Boeing Product, Boeing will Correct the design or workmanship to the extent of any then-existing obligations of Boeing under the provisions of the applicable Boeing Warranty or Boeing Service Life Policy.

3.    Supplier Responsibility.

      If Boeing determines that the Interface Problem is primarily attributable to the design or installation of a Supplier Product, Boeing will assist Customer in processing a warranty claim against the Supplier.

4.    Joint Responsibility.

      If Boeing determines that the Interface Problem is partially attributable to the design or installation of a Boeing Product and partially to the design or installation of a Supplier Product, Boeing will seek a solution to the Interface Problem through the cooperative efforts of Boeing and the Supplier and will promptly advise Customer of the resulting corrective actions and recommendations.

5.    General.

      Customer will, if requested by Boeing, assign to Boeing any of its rights against any supplier as Boeing may require to fulfill its obligations hereunder.


                                      C5-1

6.   Disclaimer and Release; Exclusion of Liabilities.

     This Part 5 and the rights and remedies of Customer and the obligations of Boeing herein are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 11 of Part 2 of this Exhibit C.


                                      C5-2

                          PRODUCT ASSURANCE DOCUMENT

                  PART 6: BOEING INDEMNITIES AGAINST PATENT
                         AND COPYRIGHT INFRINGEMENT


1.    Indemnity Against Patent Infringement.

      Boeing will defend and indemnify Customer with respect to all claims, suits and liabilities arising out of any actual or alleged patent infringement through Customer's use, lease or resale of any aircraft or any Boeing Product installed on an aircraft at delivery.

2.    Indemnity Against Copyright Infringement.

      Boeing hereby indemnifies and holds harmless Customer from and against all claims, suits, __________________________________ and liabilities arising out of any actual or alleged copyright infringement through Customer's use, lease or resale of any Boeing created Materials and Aircraft Software installed on an aircraft at delivery.

3.    Exceptions, Limitations and Conditions.

      3.1 Boeing's obligation to indemnify Customer for patent infringement will extend only to infringements in countries which, at the time of the infringement, were party to and fully bound by either (a) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or (b) the International Convention for the Protection of Industrial Property
(Paris Convention).

      3.2 Boeing's obligation to indemnify Customer for copyright infringement is limited to infringements in countries which, at the time of the infringement, are members of The Berne Union and recognize computer software as a "work" under The Berne Convention.

      3.3 The indemnities provided under this Part 6 will not apply to any (i) BFE, (ii) engines, (iii) Supplier Product (iv) Boeing Product used other than for its intended purpose, or (v) Aircraft Software not created by Boeing.

      3.4 Customer must deliver written notice to Boeing (i) within ____ days after Customer first receives notice of any suit or other formal action against Customer and (ii) within ___ days after Customer first receives any other allegation or written claim of infringement covered by this Part 6.


                                      C6-1

      3.5 At any time, Boeing will have the right at its option and expense to:
(i) negotiate with any party claiming infringement, (ii) assume or control the defense of any infringement allegation, claim, suit or formal action, (iii) intervene in any infringement suit or formal action , and/or (iv) attempt to resolve any claim of infringement by replacing an allegedly infringing Boeing Product or Aircraft Software with a noninfringing equivalent.

      3.6 Customer will promptly furnish to Boeing all information, records and assistance within Customer's possession or control which Boeing reasonably considers relevant or material to any alleged infringement covered by this Part 6.

      3.7 Except as required by a final judgment entered against Customer by a court of competent jurisdiction from which no appeals can be or have been filed, Customer will obtain Boeing's written approval prior to paying, committing to pay, assuming any obligation or making any material concession relative to any infringement covered by these indemnities.

      3.8 ___________________________________________________________.

      3.9 Boeing will have no obligation or liability under this Part 6 for loss of use, revenue or profit, or for any other incidental or consequential damages. The obligations of Boeing and remedies of Customer in this Part 6 are exclusive and in substitution for, and Customer hereby waives, releases and renounces all other indemnities, obligations and liabilities of Boeing and all other rights, claims and remedies of Customer against Boeing, express or implied, arising by law or otherwise, with respect to any actual or alleged patent, copyright OR OTHER INTELLECTUAL PROPERTY infringement or the like by any aircraft, AIRCRAFT SOFTWARE, MATERIALS, TRAINING, SERVICES or other thing provided under this AGTA and the applicaBLE PURCHASE AGREEMENT.

      3.10 For the purposes of this Part 6, "BOEING or Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.


                                      C6-2

                                  EXHIBIT D

                                      to

                       AIRCRAFT GENERAL TERMS AGREEMENT

                                   AGTA-HWI

                                   between

                              THE BOEING COMPANY

                                     and

                           Hawaiian Airlines, Inc.


                            ESCALATION ADJUSTMENT


                        AIRFRAME AND OPTIONAL FEATURES


          (For Model 717-200, 737-600, 737-700, 737-800 and 737-900, the
   Airframe Price Includes the Engine Price at its basic thrust level.)


                                        D

                                  EXHIBIT D


                            ESCALATION ADJUSTMENT




1.    Formula.

      Airframe and Optional Features price adjustments (Airframe Price Adjustment) are used to allow prices to be stated in current year dollars at the signing of the applicable purchase agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation. The Airframe Price Adjustment will be determined at the time of aircraft delivery in accordance with the following formula:

      Pa = (P+B)(L + M) - P

      Where:

               Pa = Airframe Price Adjustment. (For Model 717-200, 737-600, 737-700, 737-800 and 737-900, the Airframe
                        Price includes the Engine Price at its basic thrust level.)

               L =.65 x  ECI
                         ----
                         ECIb where ECIb is the base year index (as set forth in Table 1 of the applicable purchase agreement)

               M =.35 x  ICI
                         ---
                         ICIb where ICIb is the base year index (as set forth in Table 1 of the applicable purchase agreement)

               P = Airframe Price plus Optional Features Price (as set forth in the applicable purchase agreement).

               B    =0.005 x (N/12) x (P) where N is the
                                    calendar month and year of scheduled
                                    Aircraft delivery minus the calendar month and year of the Base Price Year, both as shown in Table 1 of the applicable purchase agreement.

               ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Employment Cost Index for workers in aerospace manufacturing - Wages and Salaries" (ECI code 3721W), calculated by establishing a three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the fifth, sixth and seventh months prior to the month of scheduled delivery of the applicable aircraft. As the Employment Cost Index values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November.

               ICI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Producer Prices and Price Index Industrial Commodities Index ", calculated as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 5th, 6th and 7th months prior to the month of scheduled delivery of the applicable aircraft.

               As an example, for an aircraft scheduled to be delivered in the month of January, the months June, July and August of the preceding year will be utilized in determining the value of ECI and ICI.

Note:    i.    In  determining  the  values of L and M, all  calculations  and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth.

         ii. .65 is the numeric ratio attributed to labor in the Airframe Price Adjustment formula.

         iii. .35 is the numeric ratio attributed to materials in the Airframe Price Adjustment formula.

         iv. The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics (base year June 1989 = 100). The applicable base year and corresponding denominator will be provided by Boeing in the applicable purchase agreement.

         v. If the calculated sum of L + M is less than 1.0000, then the value of the sum is adjusted to 1.0000.

2. Values to be Utilized in the Event of Unavailability.

      2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non-governmental organizations. Such substitute will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period. However, if within 24 months after delivery of the aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the aircraft from that determined at the time of delivery of the aircraft.

      2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an aircraft the Bureau of Labor Statistics changes the base year for determination of the ECI and ICI values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation.

      2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Purchase Price of any affected aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February of the price base year shown in the applicable purchase agreement which is consistent with the applicable provisions of paragraph 1 of this Exhibit D.

      2.4 If within 12 months of Aircraft delivery, the published Index values are revised due to an acknowledged error by the Bureau of Labor Statistics, the Airframe Price Adjustment will be re-calculated using the revised Index values (this does not include those values noted as preliminary by the Bureau of Labor Statistics). A Credit Memo or Supplemental Invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of Credit Memo or Supplemental Invoice.

Note: i. The values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to the scheduled delivery month of an aircraft will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the
         Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the aircraft invoice at the time of delivery. The values will be considered final and no Aircraft Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values, subject always to paragraph 2.4 above.

         ii.The maximum number of digits to the right of the decimal after rounding utilized in any part of the Airframe Price Adjustment equation will be 4, where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to 5 or greater.

                                    SAMPLE
                            Insurance Certificate

==============================================================================
                             BROKER'S LETTERHEAD
==============================================================================

[ date ]

Certificate of Insurance

ISSUED TO:           The Boeing Company
                     Post Office Box 3707
                     Mail Stop 13-57
                     Seattle, Washington 98124
                     Attn:  Manager - Aviation Insurance for
                            Vice President - Employee Benefits,
                            Insurance and Taxes

CC:                  Boeing Commercial Airplane Group
                     P.O. Box 3707
                     Mail Stop 75-38
                     Seattle, Washington 98124-2207
                     U.S.A.
                     Attn:  Vice President - Contracts

NAMED INSURED:  Hawaiian Airlines


We hereby certify that in our capacity as Brokers to the Named Insured, the following described insurance is in force on this date:


Insurer                 Policy No.              Participation
-------                 ----------              -------------

POLICY PERIOD:        From [date and time of inception of the Policy(ies)] to
                      [date and time of expiration].

GEOGRAPHICAL LIMITS:  Worldwide (however, as respects "Aircraft Hull War and
                      Allied Perils" Insurance, as agreed by Boeing).


                                    App. I1

                                    SAMPLE
                            Insurance Certificate

AIRCRAFT INSURED:       All Boeing manufactured aircraft owned or operated by
                        the Named Insured which are the subject of the following purchase agreement(s), entered into between The Boeing
                        Company and _________________ (hereinafter "Aircraft"):

                        Purchase Agreement No. ____ dated ______
                        Purchase Agreement No. ____ dated ______

COVERAGES:

1. Aircraft "all risks" Hull (Ground and Flight)
2. Aircraft Hull War and Allied Perils (as per LSW 555, or its successor wording)
3. Airline Liability

Including, but not limited to, Bodily Injury, Property Damage, Aircraft Liability, Liability War Risks, Passenger Legal Liability, Premises/Operations Liability, Completed Operations/Products Liability, Baggage Legal Liability (checked and unchecked), Cargo Legal Liability, Contractual Liability and Personal Injury.

The above-referenced Airline Liability insurance coverage is subject to War and Other Perils Exclusion Clause (AV48B) but all sections, other than section (b) are reinstated as per AV52C, or their successor endorsements.

LIMITS OF LIABILITY:

To the fullest extent of the Policy limits that the Named Insured carries from the time of delivery of the first Aircraft under the first Purchase Agreement listed under "Aircraft Insured" and thereafter at the inception of each policy period, but in any event no less than the following:

Combined Single Limit Bodily Injury and Property Damage: U.S.$ any one occurrence each Aircraft (with aggregates as applicable).

      (717-200)                     US$300,000,000
      (737-500/600)                 US$350,000,000
      (737-300/700)                 US$400,000,000
      (737-400)                     US$450,000,000
      (737-800)                     US$500,000,000
      (757-200)                     US$525,000,000
      (757-300)                     US$550,000,000
      (767-200)                     US$550,000,000
      (767-300)                     US$700,000,000
      (767-400ERX)                  US$750,000,000
      (777-200X)                    US$750,000,000


                                    App. I2

                                    SAMPLE
                            Insurance Certificate

      (MD-11)                       US$800,000,000
      (777-200/300)                 US$800,000,000
      (777-300X)                    US$900,000,000
      (747-400)                     US$900,000,000

(In regard to all other models and/or derivatives, to be specified by Boeing).

(In regard to Personal Injury coverage, limits are US$25,000,000 any one offense/aggregate.)

DEDUCTIBLES / SELF-INSURANCE

Any deductible and/or self-insurance amount (other than standard market deductibles) are to be disclosed and agreed by Boeing.

SPECIAL PROVISIONS APPLICABLE TO BOEING:

It is certified that Insurers are aware of the terms and conditions of AGTA-HWI and the following purchase agreements:

PA ______ dated _______
PA ______ dated _______
PA ______ dated _______

Each Aircraft manufactured by Boeing which is delivered to the Insured pursuant to the applicable purchase agreement during the period of effectivity of the policies represented by this Certificate will be covered to the extent specified herein.

Insurers have agreed to the following:

      A. In regard to Aircraft "all risks" Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with AGTA-HWI which was incorporated by reference into the applicable purchase agreement.

      B.    In regard to Airline Liability Insurance, Insurers agree:

            (1) To include Boeing as an additional insured in accordance with Customer's undertaking in Article 8.2.1 of AGTA-HWI which was incorporated by reference into the applicable purchase agreement.


                                    App. I3

                                    SAMPLE
                            Insurance Certificate

            (2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

            (3) To provide that with respect to the interests of Boeing, such insurance shall not be invalidated or minimized by any action or inaction, omission or misrepresentation by the Insured or any other person or party (other than Boeing) regardless of any breach or violation of any warranty, declaration or condition contained in such policies;

            (4) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each.

      C.    In regard to all of the above referenced policies:

            (1) Boeing will not be responsible for payment, set-off, or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;

            (2) If a policy is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of Boeing or if a policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Boeing for thirty (30) days (in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the industry) after receipt by Boeing of written notice from the Insurers or the authorized representatives or Broker of such cancellation, change or lapse; and

            (3) For the purposes of the Certificate, "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.


Subject to the terms, conditions, limitations and exclusions of the relative policies.


(signature)

(typed name)

(title)


                                    App. I4

                                    SAMPLE
                        Purchase Agreement Assignment


      THIS PURCHASE AGREEMENT ASSIGNMENT (Assignment) dated as of ________ 19__ between Hawaiian Airlines, a company organized under the laws of ________________ (Assignor) and ________________________, a company organized under the laws of ________________ (Assignee). Capitalized terms used herein without definition will have the same meaning as in the Boeing Purchase Agreement.

      Assignor and The Boeing Company, a Delaware corporation (Boeing), are parties to the Boeing Purchase Agreement, providing, among other things, for the sale by Boeing to Assignor of certain aircraft, engines and related equipment, including the Aircraft.

      Assignee wishes to acquire the Aircraft and certain rights and interests under the Boeing Purchase Agreement and Assignor, on the following terms and conditions, is willing to assign to Assignee certain of Assignor's rights and interests under the Boeing Purchase Agreement. Assignee is willing to accept such assignment.

It is agreed as follows:

      1. For all purposes of this Assignment, the following terms will have the following meanings:

      Aircraft -- one Boeing Model ______ aircraft, bearing manufacturer's serial number _______, together with all engines and parts installed on such aircraft on the Delivery Date.

      Boeing -- Boeing shall include Boeing Sales Corporation (a wholly-owned subsidiary of Boeing), a Guam corporation, and its successors and assigns.

      Boeing Purchase Agreement -- Purchase Agreement No. ________ dated as of ____________ between Boeing and Assignor, as amended, but excluding
______________, providing, among other things, for the sale by Boeing to Assignor of the Aircraft, as said agreement may be further amended to the extent permitted by its terms. The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA/____ (AGTA).

      Delivery Date -- the date on which the Aircraft is delivered by Boeing to Assignee pursuant to and subject to the terms and conditions of the Boeing Purchase Agreement and this Assignment.

      2. Assignor does hereby assign to Assignee all of its rights and interests in and to the Boeing Purchase Agreement, as and to the extent that the same relate to the Aircraft and the purchase and operation thereof, except as and to the extent expressly reserved below, including, without limitation, in such assignment: [TO BE COMPLETED BY THE PARTIES.]


                                    App. II1

                                    SAMPLE
                        Purchase Agreement Assignment

      {EXAMPLES

      (a) the right upon valid tender to purchase the Aircraft pursuant to the Boeing Purchase Agreement subject to the terms and conditions thereof and the right to take title to the Aircraft and to be named the "Buyer" in the bill of sale for the Aircraft;

      (b)   the right to accept delivery of the Aircraft;

      (c) all claims for damages arising as a result of any default under the Boeing Purchase Agreement in respect of the Aircraft;

      (d) all warranty and indemnity provisions contained in the Boeing Purchase Agreement, and all claims arising thereunder, in respect of the Aircraft; and

      (e) any and all rights of Assignor to compel performance of the terms of the Boeing Purchase Agreement in respect of the Aircraft.}

Reserving exclusively to Assignor, however:

      {EXAMPLES

      (i) all Assignor's rights and interests in and to the Boeing Purchase Agreement as and to the extent the same relates to aircraft other than the Aircraft, or to any other matters not directly pertaining to the Aircraft;

      (ii) all Assignor's rights and interests in or arising out of any advance or other payments or deposits made by Assignor in respect of the Aircraft under the Boeing Purchase Agreement and any amounts credited or to be credited or paid or to be paid by Boeing in respect of the Aircraft;

      (iii) the right to obtain services, training, information and demonstration and test flights pursuant to the Boeing Purchase Agreement; and

      (iv) the right to maintain plant representatives at Boeing's plant pursuant to the Boeing Purchase Agreement.}

Assignee hereby accepts such assignment.

      3. Notwithstanding the foregoing, so long as no event of default or termination under [specify document] has occurred and is continuing, Assignee hereby authorizes Assignor, to the exclusion of Assignee, to exercise in Assignor's name all rights and powers of Customer under the Boeing Purchase Agreement in respect of the Aircraft.


                                    App. II2

      4. For all purposes of this Assignment, Boeing will not be deemed to have knowledge of or need recognize the occurrence, continuance or the discontinuance of any event of default or termination under [specify document] unless and until Boeing receives from Assignee written notice thereof, addressed to its Vice President - Contracts, Boeing Commercial Airplane Group at P.O. Box 3707, Seattle, Washington 98124, if by mail, or to 32-9430 Answerback BOEINGREN RNTN, if by telex. Until such notice has been given, Boeing will be entitled to deal solely and exclusively with Assignor. Thereafter, until Assignee has provided Boeing written notice that any such events no longer continue, Boeing will be entitled to deal solely and exclusively with Assignee. Boeing may act with acquittance and conclusively rely on any such notice.

      5. It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) prior to the Delivery Date Assignor will perform its obligations with respect to the Aircraft to be performed by it on or before such delivery, (b) Assignor will at all times remain liable to Boeing under the Boeing Purchase Agreement to perform all obligations of Customer thereunder to the same extent as if this Assignment had not been executed, and (c) the exercise by Assignee of any of the assigned rights will not release Assignor from any of its obligations to Boeing under the Boeing Purchase Agreement, except to the extent that such exercise constitutes performance of such obligations.

      6. Notwithstanding anything contained in this Assignment to the contrary (but without in any way releasing Assignor from any of its obligations under the Boeing Purchase Agreement), Assignee confirms for the benefit of Boeing that, insofar as the provisions of the Boeing Purchase Agreement relate to the Aircraft, in exercising any rights under the Boeing Purchase Agreement, or in making any claim with respect to the Aircraft or other things (including, without limitation, Material, training and services) delivered or to be delivered pursuant to the Boeing Purchase Agreement, the terms and conditions of the Boeing Purchase Agreement, including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 11 of Part 2 of Exhibit C to the Aircraft General Terms Agreement which was incorporated by reference into the Boeing Purchase Agreement and the insurance provisions in
Article 8.2 of the Aircraft General Terms Agreement which was incorporated by reference into the Boeing Purchase Agreement therein, will apply to and be binding on Assignee to the same extent as if Assignee had been the original "Customer" thereunder. Assignee further agrees, expressly for the benefit of Boeing, upon the written request of Boeing, Assignee will promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Assignee's agreements in this paragraph.

      7. Nothing contained herein will subject Boeing to any liability to which it would not otherwise be subject under the Boeing Purchase Agreement or modify in any respect the contract rights of Boeing thereunder, or require Boeing to divest itself of title to or possession of the Aircraft or other things until delivery thereof and payment therefor as provided therein.


                                    App. II3

      8. Notwithstanding anything in this Assignment to the contrary, after receipt of notice of any event of default or termination under [specify document], Boeing will continue to owe to Assignor moneys in payment of claims made or obligations arising before such notice, which moneys may be subject to rights of set-off available to Boeing under applicable law. Similarly, after receipt of notice that such event of default or termination no longer continues, Boeing will continue to owe to Assignee moneys in payment of claims made or obligations arising before such notice, which moneys may be subject to rights of set-off available to Boeing under applicable law.

      9. Effective at any time after an event of default has occurred, and for so long as such event of default is continuing, Assignor does hereby constitute Assignee, Assignor's true and lawful attorney, irrevocably, with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Boeing Purchase Agreement in respect of the Aircraft, to the extent assigned by this Assignment.

      10. Assignee agrees, expressly for the benefit of Boeing and Assignor that it will not disclose, directly or indirectly, any terms of the Boeing Purchase Agreement; provided, that Assignee may disclose any such information (a) to its special counsel and public accountants, (b) as required by applicable law to be disclosed or to the extent that Assignee may have received a subpoena or other written demand under color of legal right for such information, but it will first, as soon as practicable upon receipt of such requirement or demand, furnish an explanation of the basis thereof to Boeing, and will afford Boeing reasonable opportunity, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, and (c) to any bona fide potential purchaser or lessee of the Aircraft. Any disclosure pursuant to (a) and (c) above will be subject to execution of a confidentiality agreement substantially similar to this paragraph 10.

      11. This Assignment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.


                                    App. II4

      12. This Assignment will be governed by, and construed in accordance with, the laws of [______________________].



__________________________          __________________________
as Assignor                         as Assignee




By _______________________          By _______________________

Name:                               Name:

Title:                              Title:

[If the Assignment is further assigned by Assignee in connection with a financing, the following language needs to be included.]

Attest:

The undersigned, as [Indenture Trustee/Agent for the benefit of the Loan Participants/Mortgagee] and as assignee of, and holder of a security interest in, the estate, right, and interest of the Assignee in and to the foregoing Purchase Agreement Assignment and the Purchase Agreement pursuant to the terms of a certain [Trust Indenture/Mortgage] dated as of _____________, agrees to the terms of the foregoing Purchase Agreement Assignment and agrees that its rights and remedies under such [Trust Indenture/Mortgage] shall be subject to the terms and conditions of the foregoing Purchase Agreement Assignment, including, without limitation, paragraph 6.

[Name of Entity],
as Indenture Trustee/Agent

By:____________________________

Name:

Title:


                                    App. II5

                                    SAMPLE
                        Purchase Agreement Assignment

                                      6
CONSENT AND AGREEMENT OF
THE BOEING COMPANY

      THE BOEING COMPANY, a Delaware corporation (Boeing), hereby acknowledges notice of and consents to the foregoing Purchase Agreement Assignment (Assignment). Boeing confirms to Assignee that: all representations, warranties, indemnities and agreements of Boeing under the Boeing Purchase Agreement with respect to the Aircraft will, subject to the terms and conditions thereof and of the Assignment, inure to the benefit of Assignee to the same extent as if Assignee were originally named "Customer" therein.

      This Consent and Agreement will be governed by, and construed in accordance with, the law of the State of Washington, excluding the conflict of laws principles thereof.

Dated as of ____________________, 199___.


THE BOEING COMPANY



By ________________________
Name:
Title:  Attorney-in-Fact

Aircraft Manufacturer's Serial Number(s) ____________


                                    App. II6

                                    SAMPLE
                          Post-Delivery Sale Notice

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:  Vice President - Contracts
            Mail Stop 75-38

Ladies and Gentlemen:

In connection with the sale by Hawaiian Airlines (Seller) to ________________ (Purchaser) of the aircraft identified below, reference is made to Purchase Agreement No. _____ dated as of ___________, 19__, between The Boeing Company (Boeing) and Seller (the Purchase Agreement) under which Seller purchased certain Boeing Model ________ aircraft, including the aircraft bearing Manufacturer's Serial No.(s) ______________________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-HWI
(AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Seller has sold the Aircraft, including in that sale the transfer to Purchaser of all remaining rights related to the Aircraft under the Purchase Agreement. To accomplish this transfer of rights, as authorized by the provisions of the Purchase Agreement:

(1) Purchaser acknowledges it has reviewed the Purchase Agreement and agrees to be bound by and comply with all applicable terms and conditions of the Purchase Agreement, including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 11 of Part 2 of Exhibit C to the AGTA and the insurance provisions in Article 8.2 of the AGTA. Purchaser further agrees upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Purchaser's agreements in this paragraph; and

(2) Seller will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Seller to Boeing prior to the effective date of this letter.


                                   App. III1

                                    SAMPLE
                          Post-Delivery Sale Notice

We request that Boeing acknowledge receipt of this letter and confirm the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

Hawaiian Airlines                     Purchaser


By______________________              By ______________________

Its_____________________              Its _____________________

Dated___________________              Dated ___________________


Receipt of the above letter is acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft is confirmed, effective as of this date.

THE BOEING COMPANY


By______________________

Its Attorney-in-Fact
  _____________________

Dated___________________

Aircraft Manufacturer's Serial Number ____________


                                   App. III2

                                    SAMPLE
                          Post-Delivery Lease Notice

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:  Vice President - Contracts
            Mail Stop 75-38

Ladies and Gentlemen:

In connection with the lease by Hawaiian Airlines (Lessor) to ___________ (Lessee) of the aircraft identified below, reference is made to Purchase Agreement No. ____ dated as of ________, 19__, between The Boeing Company (Boeing) and Lessor (the Purchase Agreement) under which Lessor purchased certain Boeing Model _______ aircraft, including the aircraft bearing Manufacturer's Serial No.(s) ___________________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-HWI
(AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Lessor has leased the Aircraft, including in that lease the transfer to Lessee of all remaining rights related to the Aircraft under the Purchase Agreement. To accomplish this transfer of rights, as authorized by the provisions of the Purchase Agreement:

(1) Lessor authorizes Lessee to exercise, to the exclusion of Lessor, all rights and powers of Lessor with respect to the remaining rights related to the Aircraft under the Purchase Agreement. This authorization will continue until Boeing receives written notice from Lessor to the contrary, addressed to Vice President - Contracts, Mail Stop 75-38, Boeing Commercial Airplane Group, P.O. Box 3707, Seattle, Washington 98124-2207. Until Boeing receives such notice, Boeing is entitled to deal exclusively with Lessee with respect to the Aircraft under the Purchase Agreement. With respect to the rights and obligations of Lessor under the Purchase Agreement, all actions taken or agreements entered into by Lessee during the period prior to Boeing's receipt of this notice are final and binding on Lessor. Further, any payments made by Boeing as a result of claims made by Lessee will be made to the credit of Lessee.

(2) Lessee accepts the authorization above, acknowledges it has reviewed the Purchase Agreement and agrees to be bound by and comply with all applicable terms and conditions of the Purchase Agreement including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in
Article 11 of Part 2 of Exhibit C AGTA and the insurance provisions in Article
8.2 of the AGTA. Lessee further agrees, upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Lessee's agreements in this paragraph.


                                    App. IV1

                                    SAMPLE
                          Post-Delivery Lease Notice

(3) Lessor will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Lessor to Boeing prior to the effective date of this Notice.

We request that Boeing acknowledges receipt of this letter and confirm the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

Hawaiian Airlines                     Purchaser


By______________________              By ______________________

Its_____________________              Its _____________________

Dated___________________              Dated ___________________

Receipt of the above letter is acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft is confirmed, effective as of this date.

By______________________

Its_____________________

Dated___________________


Aircraft Manufacturer's Serial Number ____________


                                    App. IV2

                                    SAMPLE
                        Purchaser's/Lessee's Agreement


Boeing Commercial Airplane Group
P. O. Box 3707
Seattle, Washington  98124-2207

Attention   Vice President - Contracts
            Mail Stop 75-38

Ladies and Gentlemen:

In connection with the sale/lease by Hawaiian Airlines (Seller/Lessor) to _______________________ (Purchaser/Lessee) of the aircraft identified below, reference is made to the following documents:

(i) Purchase Agreement No. _____ dated as of ___________, 19__, between The Boeing Company (Boeing) and Seller/Lessor (the Purchase Agreement) under which Seller/Lessor purchased certain Boeing Model ________ aircraft, including the aircraft bearing Manufacturer's Serial No.(s) ______________________ (the Aircraft); and

(ii) Aircraft Sale/Lease Agreement dated as of ___________, 19__, between Seller/Lessor and Purchaser/Lessee (the Aircraft Agreement) under which Seller/Lessor is selling/leasing the Aircraft.

Capitalized terms used herein without definition will have the same meaning as in the Aircraft Agreement.

1. Seller/Lessor has sold/leased the Aircraft under the Aircraft Agreement, including therein a form of exculpatory clause protecting Seller/Lessor from liability for loss of or damage to the aircraft, and/or related incidental or consequential damages, including without limitation loss of use, revenue or profit.

2.    Disclaimer and Release; Exclusion of Liabilities

      2.1 In accordance with Seller/Lessor's obligation under Article 9.5 of AGTA-HWI which was incorporated by reference into the Purchase Agreement, Purchaser/Lessee hereby agrees that:

      2.2 DISCLAIMER AND RELEASE. IN CONSIDERATION OF THE SALE/LEASE OF THE AIRCRAFT, PURCHASER/LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF PURCHASER/LESSEE AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, BOEING PRODUCT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THE AIRCRAFT AGREEMENT, INCLUDING, BUT NOT LIMITED TO:


                                    App. V1

                                    SAMPLE
                        Purchaser's/Lessee's Agreement

            (A)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

            (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

            (C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING; AND

            (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT.

      2.3 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING, OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THE AIRCRAFT AGREEMENT.

      2.4 Definitions. For the purpose of this paragraph 2, "BOEING" or "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees and agents.


Hawaiian Airlines                     Purchaser/Lessee
(Seller/Lessor)

By______________________              By ______________________

Its_____________________              Its _____________________

Dated___________________              Dated ___________________


                                    App. V2

                                    SAMPLE
                   Owner Appointment of Agent - Warranties


Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:  Vice President - Contracts
            Mail Stop 75-38

Ladies and Gentlemen:

1. Reference is made to Purchase Agreement No. ____ dated as of __________, 19__, between The Boeing Company (Boeing) and Hawaiian Airlines (Customer) (the Purchase Agreement), under which Customer purchased certain Boeing Model ________ aircraft including the aircraft bearing Manufacturer's Serial No.(s)
_____________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-HWI (AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

To accomplish the appointment of an agent, Customer confirms:

A. Customer has appointed ____________________ as agent (Agent) to act directly with Boeing with respect to the remaining warranties under the Purchase Agreement and requests Boeing to treat Agent as Customer for the administration of claims with respect to such warranties; provided however, Customer remains liable to Boeing to perform the obligations of Customer under the Purchase Agreement.

B. Boeing may continue to deal exclusively with Agent concerning the matters described herein unless and until Boeing receives written notice from Customer to the contrary, addressed to Vice President - Contracts, Mail Stop 75-38, Boeing Commercial Airplane Group, P.O. Box 3707, Seattle, Washington 98124-2207, U.S.A. With respect to the rights and obligations of Customer under the Purchase Agreement, all actions taken by Agent or agreements entered into by Agent during the period prior to Boeing's receipt of such notice are final and binding on Customer. Further, any payments made by Boeing as a result of claims made by Agent will be made to the credit of Agent unless otherwise specified when each claim is submitted.

C. Customer will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Customer to Boeing prior to the effective date of this Notice.


                                    App. VI1

                                    SAMPLE
                   Owner Appointment of Agent - Warranties

We request that Boeing acknowledge receipt of this letter and confirm the appointment of Agent as stated above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

Hawaiian Airlines


By_________________


                                    App. VI2

                                    SAMPLE
                   Owner Appointment of Agent - Warranties

                              AGENT'S AGREEMENT

Agent accepts the appointment as stated above, acknowledges it has reviewed the Purchase Agreement and agrees that, in exercising any rights or making any claims thereunder, Agent will be bound by and comply with all applicable terms and conditions of the Purchase Agreement including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in
Article 11 of Part 2 of Exhibit C to the AGTA. Agent further agrees, upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of the warranties under the Purchase Agreement.

Very truly yours,

Agent

By______________________

Its_____________________

Dated___________________



Receipt of the above letter is acknowledged and the appointment of Agent with respect to the above-described rights under the Purchase Agreement is confirmed, effective as of this date.

THE BOEING COMPANY


By______________________

Its_____________________

Dated___________________


Aircraft Manufacturer's Serial Number __________


                                    App. VI3

                                    SAMPLE
                     Contractor Confidentiality Agreement


Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:  Vice President - Contracts
            Mail Stop 75-38

Ladies and Gentlemen:

This Agreement is entered into between ____________________ (Contractor) and Hawaiian Airlines (Customer) and will be effective as of the date stated below.

In connection with Customer's provision to Contractor of certain Materials, Proprietary Materials and Proprietary Information, reference is made to Purchase Agreement No. _____ dated as of _______ , 19___ between The Boeing Company (Boeing) and Customer.

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Boeing has agreed to permit Customer to make certain Materials, Proprietary Materials and Proprietary Information relating to Customer's Boeing Model ________ aircraft, Manufacturer's Serial Number ______, Registration No.
________ (the Aircraft) available to Contractor in connection with Customer's contract with Contractor (the Contract) to maintain/repair/modify the Aircraft. As a condition of receiving the Proprietary Materials and Proprietary Information, Contractor agrees as follows:

1.    For purposes of this Agreement:

      "Aircraft Software" means software that is installed and used in the operation of an Aircraft.

       "Materials" are defined as any and all items that are created by Boeing or a third party, which are provided directly or indirectly from Boeing and serve primarily to contain, convey or embody information. Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software.

      "Proprietary Information" means any and all proprietary, confidential and/or trade secret information owned by Boeing or a Third Party which is contained, conveyed or embodied in Proprietary Materials.

      "Proprietary Materials" means Materials that contain, convey, or embody Proprietary Information.

      "Third Party" means anyone other than Boeing, Customer and Contractor.


                                    App. VII1

                                    SAMPLE
                     Contractor Confidentiality Agreement

2. Boeing has authorized Customer to grant to Contractor a worldwide, non-exclusive, personal and nontransferable license to use Proprietary Materials and Proprietary Information, owned by Boeing, internally in connection with performance of the Contract or as may otherwise be authorized by Boeing in writing. Contractor will keep confidential and protect from disclosure to any person, entity or government agency, including any person or entity affiliated with Contractor, all Proprietary Materials and Proprietary Information. Individual copies of all Materials are provided to Contractor subject to copyrights therein, and all such copyrights are retained by Boeing or, in some cases, by Third Parties. Contractor is authorized to make copies of Materials (except for Materials bearing the copyright legend of a Third Party) provided, however, Contractor preserves the restrictive legends and proprietary notices on all copies. All copies of Proprietary Materials will belong to Boeing and be treated as Proprietary Materials under this Agreement.

3. Contractor specifically agrees not to use Proprietary Materials or Proprietary Information in connection with the manufacture or sale of any part or design. Unless otherwise agreed with Boeing in writing, Proprietary Materials and Proprietary Information may be used by Contractor only for work on the Aircraft for which such Proprietary Materials have been specified by Boeing. Customer and Contractor recognize and agree that they are responsible for ascertaining and ensuring that all Materials are appropriate for the use to which they are put.

4. Contractor will not attempt to gain access to information by reverse engineering, decompiling, or disassembling any portion of any software provided to Contractor pursuant to this Agreement.

5. Upon Boeing's request at any time, Contractor will promptly return to Boeing (or, at Boeing's option, destroy) all Proprietary Materials, together with all copies thereof and will certify to Boeing that all such Proprietary Materials and copies have been so returned or destroyed.

6. To the extent required by a Government Entity having jurisdiction over Contractor, Customer or the Aircraft, Contractor is authorized to provide Proprietary Materials and disclose Proprietary Information to such Government Entity for the such Government Entity's use in connection with Contractor's, authorized use of such Proprietary Materials and/or Proprietary Information in connection with Contractor's maintenance, repair, or modification of the Aircraft. Contractor agrees to take reasonable steps to prevent such agency from making any distribution or disclosure, or additional use of the Proprietary Materials and Proprietary Information so provided or disclosed. Contractor further agrees to promptly notify Boeing upon learning of any (i) distribution, disclosure, or additional use by such agency, (ii) request to such Government Entity for distribution, disclosure, or additional use, or (iii) intention on the part of such Government Entity to distribute, disclose, or make additional use of the Proprietary Materials or Proprietary Information. As used herein, "Government Entity" means (i) any national government, political subdivison thereof, or local jurisdiction therein, (ii) any instrumentality, board, commission, court, or agency of any of the above, however constituted, and (iii) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.


                                    App. VII2

                                    SAMPLE
                     Contractor Confidentiality Agreement

7. Boeing is a third-party beneficiary under this Agreement, and Boeing may enforce any and all of the provisions of the Agreement directly against Contractor. Contractor hereby submits to the jurisdiction of the Washington state courts and the United States District Court for the Western District of Washington with regard to any claims Boeing may make under this Agreement. It is agreed that Washington law (excluding Washington's conflict-of-law principles) governs this Agreement.

8. No disclosure or physical transfer by Boeing or Customer to Contractor, of any Proprietary Materials or Proprietary Information covered by this Agreement will be construed as granting a license, other than as expressly set forth in this Agreement or any ownership right in any patent, patent application, copyright or proprietary information.

9. The provisions of this Agreement will apply notwithstanding any markings or legends, or the absence thereof, on any Proprietary Materials.

10. This Agreement is the entire agreement of the parties regarding the ownership and treatment of Proprietary Materials and Proprietary Information, and no modification of this Agreement will be effective as against Boeing unless in writing signed by authorized representatives of Contractor, Customer and Boeing.

11. Failure by either party to enforce any of the provisions of this Agreement will not be construed as a waiver of such provisions. If any of the provision of this Agreement is held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of the Agreement will remain in full force.




ACCEPTED AND AGREED TO this

Date: _____________________, 19___

Hawaiian Airlines                     Contractor


By__________________________          By __________________________

Its_________________________          Its _________________________


                                    App. VII3